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                                 AMENDMENT NO. 1
                                     TO THE
                        LORAL SPACE & COMMUNICATION LTD.
                             2000 STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED)

                  WHEREAS, Loral Space & Communications Ltd. (the "Company"), currently maintains and sponsors the Loral Space & Communications Ltd. 2000 Stock Option Plan (As Amended and Restated) (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") has the power to amend the Plan pursuant to Section 9(b) of the Plan and now wishes to do so.

                  NOW, THEREFORE, the Plan is hereby amended as follows:

                  1. By adding new subsection (h) to Section 5 of the Plan to read as follows:

                  (h) Either the Board of Directors or the Committee, in its discretion, may conduct exchange offers with respect to outstanding Options with a purchase price greater than the Fair Market Value on the date of the exchange offer; provided, that any such exchange offer does not result in a "repricing" under U.S. generally accepted accounting principles.

                  2. Except as modified by this Amendment No. 1, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

                  IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 17th day of December, 2002, on behalf of the Board.

                                By: /s/ Avi Katz
                                    ------------------
                                    Name:  Avi Katz
                                    Title: Vice President, General
                                           Counsel and Secretary